UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 12, 2026

Chicago Rivet & Machine Co.

(Exact Name of Registrant as Specified in Its Charter)

Illinois	000-01227	36-0904920
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27755 Diehl Road, Suite 200, Warrenville, Illinois	60555
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (630) 357-8500

___________________________N/A__________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	CVR	NYSE American (Trading privileges only, not registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Chicago Rivet & Machine Co.'s (the "Company") Annual Meeting of Shareholders was held on May 12, 2026. At the meeting, (1) the seven director nominees named in the Company's proxy statement dated April 2, 2026 were elected to serve for a term ending at the Annual Meeting in 2027, and (2) the selection of Cherry Bekaert LLP to serve as the Company's independent registered public accounting firm for 2026 was ratified.

The voting results for each proposal are set forth below:

Election of Directors:

	Votes For	Votes Withheld	Broker Non-Votes
Kent H. Cooney	375,866	151,365	276,507
Kurt Moders	416,426	19,791	276,507
James W. Morrissey	416,743	19,474	276,507
Walter W. Morrissey, M.D.	415,145	21,072	276,507
Karen G. Ong	376,355	150,876	276,507
Gregory D. Rizzo	416,225	19,992	276,507
John L. Showel	376,495	150,736	276,507

Ratification of Cherry Bekaert LLP as the Company's independent registered public accounting firm for 2026:

Votes For	Votes Against	Abstentions	Broker Non-Votes
727,269	5,655	18,806	0

Item 8.01. Other Events.

On May 14, 2026, the Company announced that its Board of Directors approved the suspension of the Company's quarterly cash dividend.

Attached as Exhibit 99.1 is a copy of the press release relating to the announcement, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated May 14, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICAGO RIVET & MACHINE CO.

Date: May 14, 2026	By: /s/ Gregory D. Rizzo
Name: Gregory D. Rizzo
Title: Chief Executive Officer